Exhibit 99.1

Press Release 12-08

Goldrich Receives New Trading Symbol - GRMC

Spokane WA – July 10, 2008 - Goldrich Mining Company, formerly Little Squaw Gold Mining Company (LITS) is pleased to announce that it has received its new trading symbol from NASDAQ.  Effective July 11, 2008 at market open, the new symbol for Goldrich will be GRMC.  Shares of the Company’s stock trade on NASDAQ, Over the Counter on the Bulletin Board. Shareholders of the Company are not required to surrender their Little Squaw Gold Mining Company stock certificates.

Susan Schenk, Manager of Investor Relations wrote this news release; the Company is responsible for its contents. For additional information regarding Goldrich or this news release, contact Susan Schenk, Manager of Investor Relations: telephone (509) 535-6156;

e-mail ir@littlesquawgold.com. Goldrich Mining Company maintains a comprehensive Web site at www.littlesquawgold.com.

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Goldrich Mining Company is engaged in the business of precious-metals discovery.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.  Any statements made here regarding the firm’s investment potential should be considered “forward-looking statements” as defined by prevailing regulatory guidelines.  As forward-looking statements, these items represent the measured professional judgment of management.  They do not, however, represent guarantees, and unforeseen and/or unforeseeable future developments that may render them either incomplete or incorrect. Actual results, plans, programs, and financial performance may differ materially from express or implied forward-looking statements.